SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  February 20, 1997

                      Consumat Environmental Systems, Inc.
             (Exact name of registrant as specified in its charter)


                                    Virginia
                 (State or other jurisdiction of incorporation)


        0-9253                                            54-0720128
(Commission file number)                       (IRS Employer Identification No.)


            8407 Erle Road, Mechanicsville, Virginia     23116
                                       and
            Post Office Box 9379, Richmond, Virginia      23227
   (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code (804) 746-4120

Item 5.  Other Events

         A Special Meeting of Shareholders of Reorganized Consumat Systems, Inc. was held on December 12, 1996, to consider five proposals, all of which were approved by the shareholders. The first proposal concerned a change of the
Company name to Consumat Environmental Services, Inc. The second proposal concerned an increase of the authorized capital stock of the Company to 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The third proposal concerned the removal from the Company's articles of incorporation of the prohibition against the issuance of nonvoting equity securities. The fourth proposal concerned adding a provision in the Company's articles of incorporation to lower the voting requirements necessary for shareholder approval of certain significant corporate actions. The final proposal concerned the ratification of the Company's selection of KPMG Peat Marwick, LLP as auditors for the current fiscal year. This selection was previously reported on the Company's Form 8-K dated October 18, 1996.

         On February 20, 1997 the Company announced that its Board of Directors had elected Peter T. Socha as a Director and Chairman of the Board to be effective January 1, 1997. Mr. Socha's primary responsibility will be strategic planning, acquisitions and capital structure/dividend policy. Mr. Socha previously served as a Vice President of Sirrom Capital Corporation in Nashville, Tennessee.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c.)     Exhibits:

         Exhibit Number                                 Description

                 99(a)                     Press Release dated December 13, 1996

                 99(b)                     Press Release dated February 20, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Consumat Environmental Systems, Inc.
                                                  (Registrant)



Date:  February 20, 1997                    /s/ Robert L. Massey
                                            ---------------------------
                                            Robert L. Massey
                                            Chief Executive Officer


Date:  February 20, 1997                    /s/ Mark E. Hills
                                            ---------------------------
                                            Mark E. Hills
                                            Chief Accounting Officer